EXHIBIT-23





                         CONSENT OF INDEPENDENT AUDITORS

     We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 33-3722, 33-26317, 33-43927, 33-55587, 33-64221, 333-23945,
333-61055 and 333-70557 and Form S-3 Nos. 33-32419, 33-37889, 33-41008, 33-55047
and 33-63049) and related Prospectuses, of Transamerica Corporation of our report dated January 22, 1999 with respect to the consolidated financial statements and schedules of Transamerica Corporation included in this Annual Report (Form 10-K) for the year ended December 31, 1998.




                                                      ERNST & YOUNG LLP

San Francisco, California
March 24, 1999